Exhibit 31.2

CERTIFICATION

I, Matthew D. Thompson, hereby certify that:

1.     I have reviewed this Form 10-K/A of American CareSource Holdings, Inc. (the “Company”); and

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 2, 2011

/s/ Matthew D. Thompson
Matthew D. Thompson
Chief Financial Officer
(Principal Financial Officer)